UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2006
Hines Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

000-50805	20-0138854

(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000, Houston, Texas	77056-6118

(Address of Principal Executive Offices)	(Zip Code)
(888) 220-6121

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
     The disclosure required by this item is included in Item 2.03 of this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 18, 2006, Hines REIT 1515 S Street L.P., a wholly-owned subsidiary of Hines REIT Properties, L.P. (the “Operating Partnership”), entered into a mortgage agreement with Metropolitan Life Insurance Company in the principal amount of $45.0 million. The Operating Partnership is the majority-owned subsidiary of Hines Real Estate Investment Trust, Inc. Proceeds from this mortgage were used to pay down amounts outstanding under the Operating Partnership’s revolving credit facility.
     The loan bears interest at 5.68% per annum, matures and becomes payable on May 18, 2011 and is secured by 1515 S Street, the office property owned by Hines REIT 1515 S Street L.P. The mortgage agreement contains customary events of default, with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of certain financial ratios. The Operating Partnership has executed a customary recourse carve-out guaranty of certain obligations under the mortgage agreement and the other loan documents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.
April 21, 2006	By:	/s/ Frank R. Apollo
Frank R. Apollo
Chief Accounting Officer